PRIVATE PLACEMENT SUBSCRIPTION

NDB Energy, inc.

10777 Westheimer, Suite 1100

Houston, Texas 77042

PRIVATE PLACEMENT

INSTRUCTIONS TO SUBSCRIBER

1.	COMPLETE the information on the Signature Page of this Subscription Agreement.

2.	If resident in the United States, COMPLETE the US Questionnaire attached as Appendix A to this Subscription Agreement.

3.	If resident in Canada or an international jurisdiction outside of the United States, COMPLETE the Canadian Questionnaire attached as Appendix B to this Subscription Agreement only.

4.	COURIER the originally executed copy of the entire Subscription Agreement, together with the Questionnaires to the Company and the Aggregate Purchase Price, to:

NDB Energy, inc.

10777 Westheimer, Suite 1100

Houston, Texas 77042

Attention: James Cerna, President and Chief Executive Officer

5.	DIRECT QUESTIONS to James Cerna at: 650-520-9830

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Subscription Agreement

By and Between

NDB Energy, Inc. a Nevada corporation (the “Company”) and the subscriber whose name is set forth on the signature pages affixed hereto (the “Subscriber”)

RECITALS

WHEREAS, the Company is offering (the “Offering”) for sale up to a maximum of 2,500,000 units of its securities (the “Units”), at a purchase price of $0.60 per Unit on a best efforts basis no minimum basis (the “Maximum Offering”).

WHEREAS each Unit consists of:

•         one (1) share of our common stock, $0.001 par value per share (the “Unit Shares”); and,

•         one Series A Common Stock Purchase Warrant (the “Series A Warrants”) substantially in the form of Appendix C hereto, which Series A Warrant is immediately detachable from the Unit.

WHEREAS each full Series A Warrant entitles the holder to purchase one additional share of our common stock (the “Warrant Shares”) at a price of $1.25 for a period of 24 months commencing on the Closing Date. The Units will be sold by our officers and directors directly. The Warrant Shares and the Unit Shares are collectively sometimes herein referred to as the “Securities.”

WHEREAS, the Units will only be offered and sold to a limited number of subscribers who are either (i) resident in the United States of America and “accredited investors,” as that term is defined in Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”); or (ii) not “US Persons” as such term is defined in Regulation S (“Regulation S”) as promulgated by the SEC pursuant to the 1933 Act, and in the case of any such non-US Persons who are residents of Alberta, British Columbia or Ontario, Canada, who also satisfy the criteria of one or more of the applicable prospectus delivery exemptions set forth in National Instrument 45-106 Prospectus and Registration Exemptions as adopted by the Canadian Securities Administrators (“NI 45-106”).

WHEREAS, the Company and each of the subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by, but not limited to, the provisions of Section 4(2) and 4(6) of Regulation D and Regulation S, and, in the case of subscribers who are residents of Alberta, British Columbia or Ontario, Canada, Canada, the prospectus delivery exemption requirements of set forth in NI 45-106;

WHEREAS, the Subscriber acknowledges that in connection with the Offering, the Company will be entering into subscription agreements identical to this Agreement with other investors (along with the Subscriber, the “Investors”).

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NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1. Subscription for Units; Subscription Procedures; Closing.

1.1 Subscribed for Units. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the number of Units set forth on the signature page of this Agreement (the “Subscribed for Units”) for the aggregate purchase price set forth on the signature page of this Agreement (the “Aggregate Purchase Price”), which Aggregate Purchase Price is tendered herewith by the Subscriber. The Aggregate Purchase Price is payable by certified cheque, bank draft or money order or wire transfer of funds in accordance with wiring instructions provided by the Company.

1.2 Acceptance by the Company. Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to sell, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, to the Subscriber the Units; and, subject to the terms and conditions hereof, this Agreement will be effective solely upon its acceptance by the Company.

1.3 Offering Termination. The Offering will terminate on the earlier of (i) the Company’s acceptance of subscriptions for the Maximum Offering, (ii) December 31, 2011, unless extended by the Company in its sole discretion and without notice for up to an additional ninety (90) days, or (iii), on such earlier date as the Company may deem advisable, even if all of the Units have not yet been sold; any such earlier termination will not affect the validity of accepted subscriptions prior to such termination. The date on which the Offering is terminated is herein referred to as the Offering Termination Date.

1.4 Closings; Closing Date.

(a) Date and Place of Closing. The consummation of the transactions contemplated herein shall take place at the offices of Sierchio & Company, 430 Park Avenue, Suite 702, New York, New York 10022, or such other place as the Company may designate, upon the satisfaction or waiver of all conditions to closing set forth in Sections 4 and 5 hereof (the “Closing Conditions”). The consummation of the transactions contemplated hereby (the “Closing”) shall occur on a date to be set by the Company which date shall be no later than the Offering Termination Date (the “Closing Date”).

(b) Purchases by the Company’s Affiliates. The Subscriber understands that the Company’s, officers, directors, employees and/or their respective affiliates may purchase Units.

(c) Subscriber’s Closing Deliveries. At the Closing, the Subscriber shall have delivered to the Company (i) this Agreement (ii) if the Subscriber is resident in the United States the “US Questionnaire” in the form attached as Appendix A (the “US Questionnaire”); (iii) if the Subscriber is a resident of Alberta, British Columbia or Ontario, Canada, the Canadian Questionnaire in the form attached as Appendix B (the “Canadian Questionnaire”); (iii) for U.S. citizens or residents of the U.S., an Internal Revenue Service Form W-9; and (iv) for individual investors, a copy of one form of government issued picture identification (e.g. state issued driver’s license or passport), and (iv) the Aggregate Purchase Price.

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(d) Company’s Closing Deliveries. At the Closing, the Company shall have delivered to the Subscriber (i) if accepted by the Company, a duly countersigned copy of this Agreement; (ii) the certificate representing the aggregate number of Unit Shares and the Series A Warrants included in the Subscribed for Units.

1.5 Company Discretion to Accept or Reject Subscriptions. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. Anything herein to the contrary notwithstanding, the Company in its sole discretion, may accept subscriptions for less than the Minimum Investment. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the offering of Units is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of the subscription set forth herein will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

2. Representations, Covenants and Acknowledgments.

2.1 Subscriber Representations, Covenants and Acknowledgments.

The Subscriber hereby represents, warrants and acknowledges to and agrees with the Company that:

(a) No Registration. The Subscriber understands and agrees that none of the Securities have been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and, unless so registered, may not be offered or sold in the United States or to an US Person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.

(b) No Obligation to Register the Securities. The Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c) Reliance Solely on Company Representations Herein. The decision to execute this Subscription Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation (except as specifically set forth herein) as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of the Company’s SEC Filings (as defined below) available on the SEC’s website at www.sec.gov (the “Company Information”).

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(d) Company Information. The Subscriber hereby acknowledges and hereby represents that the Subscriber has been furnished by the Company or has had access to, during the course of the Offering, with all Company Information, the terms and conditions of the Offering and any additional information that the Subscriber, its purchaser representative, attorney and/or accountant has requested or desired to know, and has been afforded the opportunity to ask question of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

(e) Books and Records. The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Subscribers during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s attorney and/or advisor(s).

(f) Consultation With Its Own Advisors. The Subscriber has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

(g) No Exchange Listing. None of the Securities are listed on any stock exchange and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system.

(h) Own Account. The Subscriber is acquiring the Securities as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares; if it is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

(i) Unavailability of Certain Remedies. The Subscriber is acquiring the Securities pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this Agreement, and, as a consequence, the Subscriber will not be entitled to use most of the civil remedies available under applicable securities legislation and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to applicable securities legislation.

(j) Start up Phase. The Subscriber has been advised that the business of the Company is in a start-up phase and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalize the business or that the business will be profitable in the future.

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(k) No Governmental Review. The Subscriber acknowledges and understands that no United States federal or state agency, including the SEC has passed on or made recommendations or endorsement of the Units or the suitability of the investment contemplated hereby; nor, have such authorities passed upon or endorsed the merits of the offering of the Units. There is no government or other insurance covering any of the Securities.

(l) Risk Acknowledgement. The Subscriber recognizes that the purchase of the Subscribed for Units involves a high degree of risk including, without limitation, the following: (1) the Company is a development stage business with limited operating history and requires and will require substantial funds in addition to the proceeds of the Offering; (2) a purchase of the Units is highly speculative, and only investors who can afford the loss of their entire investment should consider purchasing Units; (3) the Subscriber may not be able to liquidate its investment in the Units; (4) transferability of the Units is limited; and (5) the Company has not paid a dividend on its capital stock since inception and does not anticipate paying any dividends in the foreseeable future.

(m) Communication of Offer. The offer to sell the Units was directly communicated to Subscriber by the Company. The Subscriber represents that no Units were offered or sold to it by means of any form of general solicitation or general advertising and that at no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(n) Authorization; Enforceability. If Subscriber is not an individual such Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the this Agreement and otherwise to carry out its obligations hereunder. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides.

The execution, delivery and performance by such Subscriber of the transactions contemplated by this Agreement have been duly authorized by any necessary corporate or similar action on the part of such Subscriber. This Agreement has been duly executed by such Subscriber, and when delivered by such Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Subscriber, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(o) No conflicts. The entering into of this Subscription Agreement and the consummation of the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

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(p) No Consents. The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(q) Accredited Investor Status. The Subscriber is, and will be on the Closing Date, an “accredited investor,” as such term is defined in Regulation D; or if the Subscriber is a resident of Alberta, British Columbia or Ontario, Canada, as that term is defined in NI-45-106 or a family member, business associate or friend of a director or officer of the Company as contemplated by Section 2.3 of NI-45-106.

(r) Canadian Questionnaire. If the Subscriber is a resident of Alberta, British Columbia or Ontario Canada, by completing the Canadian Questionnaire, the Subscriber is representing and warranting that the Subscriber satisfies one of the categories of registration and prospectus exemptions provided for in NI 45-106. All information which the Subscriber has provided to the Company in the Canadian Questionnaire is correct and complete as of the date the Questionnaire is signed, and if there should be any change in such information prior to the Subscription being accepted by the Company, the Subscriber will immediately provide the Company with such information. All information contained in the Canadian Questionnaire is complete and accurate and may be relied upon by the Company.

(s) US Questionnaire. If the Subscriber is a US Person, by completing the Canadian Questionnaire, the Subscriber is representing and warranting that the Subscriber satisfies one of the definitions of “accredited investor” as set forth in Regulation D. All information which the Subscriber has provided to the Company in the US Questionnaire is correct and complete as of the date the Questionnaire is signed, and if there should be any change in such information prior to the Subscription being accepted by the Company, the Subscriber will immediately provide the Company with such information. All information contained in the US Questionnaire is complete and accurate and may be relied upon by the Company.

(t) Experience of the Subscriber. The Subscriber, its advisers (who are not compensated by or affiliated with the Company, (directly or indirectly), if any, and designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment and protect the Subscriber’s interests in connection with the transaction contemplated hereby.

(u) Ability to Bear the Economic Risk. The Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time.

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(v) Acknowledgement of and Consent to Restrictive Legend. The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

If the Subscriber is a US person:

“NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

If the Subscriber is a non-US person:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

And in addition to the foregoing:

UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.

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(w) Non-US Persons. If the Subscriber is not a “U.S. Person” as defined in Regulation S, the Subscriber further represents and warrants to the Company that:

(i) it is acquiring the Securities in an offshore transaction pursuant to Regulation S and the Subscriber was outside the United States when receiving and executing this Agreement;

(ii) the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Units; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration of the Securities under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(iii) during the six month distribution compliance period set forth in Regulation S (the “Distribution Compliance Period”), the Subscriber understands and agrees that offers and sales of any of the Securities shall only be made pursuant to an effective registration statement as to such Securities or in compliance with the safe harbor provisions set forth in Regulation S (which the purchaser of the Securities (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the 1933Act); following the Distribution Compliance Period offers and sales of the Securities may be effected by the Subscriber solely pursuant to an effective registration statement as to such Securities or an exemption from the registration requirements of the 1933 Act, and in each case only in accordance with all other applicable securities laws;

(iv) the Subscriber understands and agrees not to engage in any hedging transactions involving the Securities; and

(v) the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Subscriber’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction of residency as set forth on the signature page hereto.

(x) International Jurisdictions. The Subscriber:

(i) is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Securities;

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(ii) is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Subscriber is permitted to purchase the Securities under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iii) acknowledges that the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of any of the Securities,

(iv) represents and warrants that the acquisition of the Securities by the Subscriber does not trigger:

(1) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

(2) any continuous disclosure reporting obligation of the Company in the International Jurisdiction, and

(3) the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably; and

(v) the Subscriber will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably.

(y) Address. The Subscriber represents that the address of the Subscriber furnished by the Subscriber on the signature page hereof is the Subscriber’s principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity.

(z) Other Offerings. The Subscriber acknowledges that the Company will, from time to time, offer and sell additional shares of Common Stock and/or securities convertible into common stock on such terms and conditions as its Board of Directors, in its sole discretion, may determine. The terms and conditions of the offer and sale of any such additional shares of Common Stock may be different from and on terms better than the terms of this Offering and may result in substantial dilution to the existing shareholders.

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(aa) Reliance. The Subscriber understands and acknowledges that (i) the Subscribed for Units are being offered and sold to the Subscriber without registration under the 1933 Act in a private placement that is intended to be exempt from the registration provisions of the 1933 Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any representation letter or questionnaire executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Subscribed for Units. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement, or any exhibit hereto, which takes place prior to Closing.

(bb) Shell Company Status. Subscriber represents, acknowledges and warrants its understanding that, pursuant to Rule 144 as promulgated pursuant to the 1933 Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, the Company was a “shell company” pursuant to Rule 144 until its filing of its report on Form 8-K dated August 16, 2011, reflecting its status as a non-shell company, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company (August 16, 2011), (2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) a period of at least twelve months has elapsed from the date (August 16, 2011) “Form 10 like information” was filed with the SEC reflecting the Company’s status as a non-shell company, and (4) the Company has filed all of its required periodic reports for the prior one year period. As a result, because none of Company’s securities can be resold pursuant to Rule 144, until at least a year after the Company has complied with Rule 144(i)(2), the Subscriber may not be able to sell the Securities until and unless such securities are registered with the SEC, an exemption for the sales can be relied upon other than Rule 144 and/or until a year after the Company has complied with the requirements of Rule 144(i)(2) as described above. As a result, the Subscriber may never be able to sell any Securities. Furthermore, as the Company may not ever comply with Rule 144(i)(2), the Subscriber may be forced to hold such Securities indefinitely.

(cc) Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(dd) Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

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2.1 The Company Representations and Warranties. The Company hereby represents, warrants and acknowledges to and agrees with the Company that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

(b) Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

(c) Capitalization and Additional Issuances. The Company is authorized to issue up to 100,000,000 shares of common stock having a par value of $0.001 per share of which 10,249,839 shares are issued and outstanding as of August 11, 2011; and 1,000,000 shares of preferred stock having a par value of $0.01 per share, none of which are issued and outstanding. All issued and outstanding shares of capital stock and other equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company. There are no outstanding agreements or preemptive or similar rights affecting the Common Stock.

(d) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as may be required in connection with filings pursuant to Regulation D, or applicable state or provincial securities laws. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

(e) No Violation or Conflict. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract or agreement to which the Company is a party; or (d) result in or require the creation of any lien upon the Securities.

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(f) The Securities. The Securities upon issuance:

(1) have been, or will be, duly and validly authorized and validly issued, and non-assessable;

(2) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(3) will not subject the holders thereof to personal liability by reason of being such holders.

(g) Litigation. There is no litigation, arbitration, mediation, action, suit, claim, proceeding or investigation, whether legal or administrative, pending against the Company or any of its Subsidiaries or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties or operations, at applicable law or in equity, before or by any governmental authority or any order of any governmental authority that, individually or in the aggregate, has had or caused or would reasonably be expected to have or cause a material adverse effect on the Company’s operations.

(h) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Units that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(i) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Units.

(j) SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SA--12

(k) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

3. Notices to Residents of the European Economic Area

In relation to each member state of the European Economic Area (the “EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”) (each, a “Relevant Member State”), Shares may only be offered or sold in the Relevant Member State under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

Provided, that no such offer of Shares shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

4. Subscriber’s Conditions of Closing. The Subscriber’s obligation to purchase the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.

4.1 Representations, Warranties and Covenants. The representations and warranties of the Company set forth in Section 2.2 hereof shall be true in all material respects on and as of the Closing Date.

4.2 Company’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Subscriber.

SA--13

4.3 Closing Deliveries. The conditions in Section 1.4(d) hereof shall have been satisfied or waived in writing by the Subscriber.

4.4 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5. Company’s Conditions of Closing. The Company’s obligation to sell the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 5.

5.1 Representations, Warranties and Covenants. The representations and warranties of the Subscriber set forth in Section 2.1 hereof shall be true in all material respects on and as of the Closing Date.

5.2 Subscriber’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Company.

5.3 Closing Deliveries. The conditions in Section 1.4(c) hereof shall have been satisfied or waived in writing by the Company.

5.3 Subscriber’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Company.

5.4 No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5.5 Return of Subscription Amount. If the Closing Conditions have not been satisfied on or prior to the Offering Termination Date, the Company will return the Subscription Amount to the Subscriber.

SA--14

6. Miscellaneous.

6.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: NDB Energy, Inc. [•]; and (ii) if to the Subscriber, to: the addresses and fax numbers indicated on the signature page hereto.

6.2 Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber. The Subscriber may not assign this Agreement without the prior written consent of the Company.

6.3 Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents, control Persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of (i) any sale or distribution of the Units, Unit Shares or the Warrant Shares by the Subscriber in violation of the 1933 Act or any applicable state securities or “blue sky” laws or (ii) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein, in any Transaction Document, or in any other document delivered in connection with this Agreement or any Transaction Document.

6.4 Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

SA--15

6.5 Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

6.6 Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.

6.7 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

6.8 Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144 shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

6.9 Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one Person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such Person and such Person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.10 Modification. Except as otherwise expressly provided herein, any term of this Agreement may be amended and observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and subscribers for Units equal to at least sixty-six and two-third percent (66 2/3%) of the then subscribed for Units. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Subscriber and the Company (even if the Subscriber does not consent to such amendment or waiver), and upon the effectiveness of such amendment or waiver, the Company shall promptly give notice to the Subscriber if the Subscriber has not previously consented thereto in writing.

SA--16

6.11 Fees. Unless otherwise specifically provided, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

6.12 Survival of Representations. All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.13 Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other Person, or misuse in any way, any confidential information of the Company.

6.14 Binding Obligation. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Units as herein provide, subject, however to the right reserved by the Company to enter into the same agreement with or other subscribers and to add an/or remove other Persons as subscribers.

6.15 Further Assurances. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.16 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any Person or entity not a party to this Agreement.

6.17 Reference and Effective Date. The reference and effective date of this Agreement shall be the date on which this Agreement is signed by the Company, regardless of the date on which it is signed by the Subscriber.

6.18 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SA--17

[COMPANY’S SIGNATURE PAGE FOLLOWS]

SA--18

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement.

Dated:	, 2011

NDB Energy, Inc.

By:

Name:	James J. Cerna, Jr
Title:	President and Chief Executive Officer

[SUBSCRIBER’S SIGNATURE PAGE FOLLOWS]

SA--19

SUBSCRIBER SIGNATURE PAGE

The Subscriber hereby irrevocably subscribes for, and on the Closing Date, will purchase from the Company, the following securities at the following price:

(a) ___________Units
(b) US$0.60 per Unit for an aggregate purchase price of $
(c) The Subscriber owns, directly or indirectly, the following securities of the Company:
(d) _______________________________________________________________________
(e) [Check if applicable] The Subscriber is [_] an affiliate of the Company

The Subscriber directs the Company to issue, register and deliver the certificates representing the Shares as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Tax I.D./E.I.N./S.S.N.	Telephone Number

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement as of the _________________day of __________________, 2011.

WITNESS:	EXECUTION BY SUBSCRIBER:
X
Signature of Witness	Signature of individual (if Subscriber is an individual)
X
Name of Witness	Authorized signatory (if Subscriber is not an individual)

Address of Witness	Name of Subscriber (please print)

Name of authorized signatory (please print)

Telephone Number of Subscriber:
Address of Subscriber (residence or principal office)

E-mail address of Subscriber:
Tax ID Number: To be provided separately
SA--20

Appendix A

US Questionnaire

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

This Questionnaire is for use by each Subscriber who is a US person and has indicated an interest in purchasing Securities of NDB Energy, Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the Securities Act of 1933, as amended (the “1933 Act”) and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Sections 3(b), 4(2) 4(6) of the 1933 Act. This Questionnaire is not an offer of shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:

(Please initial in the space provided those categories, if any, of an “Accredited Investor” which the Subscriber satisfies)

____________	1.	Any bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”); any insurance company as defined in Section 2(a)(13) of the 1934 Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

Appendix A-1

____________	2.	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____________	3.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
____________	4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

____________	5.	Any natural person whose individual net worth (exclusive of primary home, home furnishings and personal automobiles), or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

____________	6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

____________	7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii).

____________	8.	Any entity in which all of the equity owners are accredited investors (Please provide a completed US Questionnaire as to each equity owner).

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the day of , 2011.

If a Corporation, Partnership or Other Entity:	If an Individual:
_______________________________ Print of Type Name of Entity _______________________________ Signature of Authorized Signatory _______________________________ Type of Entity and Tax I.D. No.	_______________________________ Signature _______________________________ Print or Type Name _______________________________ Social Security/Tax I.D. No.
Appendix A-2

APPENDIX B

SCHEDULE A

CANADIAN QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

The purpose of this Questionnaire is to assure the Company that the Subscriber will meet certain requirements of National Instrument 45-106 (“NI 45-106”). The Company will rely on the information contained in this Questionnaire for the purposes of such determination.

The Subscriber covenants, represents and warrants to the Company that:

1.	the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in the Subscription Agreement and the Subscriber is able to bear the economic risk of loss arising from such transactions;

2.	the Subscriber is (check one or more of the following boxes):

(A)	a director, executive officer, employee or control person of the Company or an affiliate of the Company	☐
(B)	a spouse, parent, grandparent, brother, sister or child of a director, executive officer, founder or control person of the Company or an affiliate of the Company	☐
(C)	a parent, grandparent, brother, sister or child of the spouse of a director, executive officer, founder or control person of the Company or an affiliate of the Company	☐
(D)	a close personal friend of a director, executive officer, founder or control person of the Company	☐
(E)	a close business associate of a director, executive officer, founder or control person of the Company or an affiliate of the Company	☐
(F)	an accredited investor	☐
(G)	a company, partnership or other entity of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs A to F	☐
(H)	a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs A to F	☐
(I)	purchasing as principal Securities with an aggregate acquisition cost of not less than CDN$150,000	☐

3.	if the Subscriber has checked box B, C, D, E, G or H in Section 2 above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

_________________________________________________________________________________.

(Instructions to Subscriber: fill in the name of each director, executive officer, founder and control person which you have the above-mentioned relationship with. If you have checked box G or H, also indicate which of A to F describes the securityholders, directors, trustees or beneficiaries which qualify you as box G or H and provide the names of those individuals. Please attach a separate page if necessary).

Appendix B-1

4.	if the Subscriber is resident in Ontario, the Subscriber is (check one or more of the following boxes):

(A)	a founder of the Company	☐
(B)	an affiliate of a founder of the Company	☐
(C)	a spouse, parent, brother, sister, grandparent or child of a director, executive officer or founder of the Company	☐
(D)	a person that is a control person of the Company
(E)	an accredited investor	☐
(F)	purchasing as principal Securities with an aggregate acquisition cost of not less than CDN$150,000	☐

5.	if the Subscriber has checked box A, B, C or D in Section 4 above, the director, executive officer, founder or control person of the Company with whom the undersigned has the relationship is:

_________________________________________________________________________________.

(Instructions to Subscriber: fill in the name of each director, executive officer, founder, affiliate and control person which you have the above-mentioned relationship with.)

6.	if the Subscriber has ticked box F in Section 2 or box E in Section 4 above, the Subscriber satisfies one or more of the categories of “accredited investor” (as that term is defined in NI 45-106) indicated below (please check the appropriate box):

☐	(a) a Canadian financial institution as defined in National Instrument 14-101, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);
☐	(b) the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);
☐	(c) a subsidiary of any person referred to in any of the foregoing categories, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;
☐	(d) an individual registered or formerly registered under securities legislation in a jurisdiction of Canada, as a representative of a person or company registered under securities legislation in a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act (Newfoundland);
☐	(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
☐	(f) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province;
☐	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scholaire de l'ile de Montreal or an intermunicipal management board in Québec;
☐	(h) a national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency thereof;
☐	(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;
Appendix B-2

☐	(j) an individual who either alone or with a spouse beneficially owns, directly or indirectly, financial assets (as defined in NI 45-106) having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds CDN$1,000,000;
☐	(k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two more recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;
☐	(l) an individual who, either alone or with a spouse, has net assets of at least CDN $5,000,000;
☐	(m) a person, other than an individual or investment fund, that had net assets of at least CDN$5,000,000 as reflected on its most recently prepared financial statements;
☐	(n) an investment fund that distributes it securities only to persons that are accredited investors at the time of distribution, a person that acquires or acquired a minimum of CDN$150,000 of value in securities, or a person that acquires or acquired securities under Sections 2.18 or 2.19 of NI 45-106;
☐	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;
☐	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;
☐	(q) a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;
☐	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;
(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law are persons or companies that are accredited investors;
(u) an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or
(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after this instrument comes into force;

The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber's eligibility to acquire the Securities under relevant legislation.

Appendix B-3

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the day of _____________________, 2011.

If an Individual	If a Corporation, Partnership or Other Entity:

Signature	Print or Type Name of Entity

Print or Type Name	Signature of Authorized Signatory

Type of Entity

Appendix B-4

APPENDIX C

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

SERIES A COMMON STOCK PURCHASE WARRANT

NDB ENERGY, Inc.

Warrant No. A-_000[•] Issue Date: [•]

Warrant Shares: [•] Initial Exercise Date: [•]

THIS SERIES A COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [•] (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [•] (the “Initial Exercise Date”) and on or prior to the close of business on [•] (the “Termination Date”) but not thereafter, to subscribe for and purchase from NDB Energy, Inc., a Nevada corporation (the “Company”)1, up to[•] shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

THIS WARRANT IS BEING DELIVERED PURSUANT TO THE TERMS OF THAT THAT CERTAIN SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”),, BETWEEN THE COMPANY AND THE SUBSCRIBER SIGNATORY THERETO.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Subscription Agreement.

Section 2. Exercise.

a)      Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days (as defined below) of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 2 Business Days following receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For purposes of this Agreement, the term “Trading Day” means any day on which the New York Stock Exchange is open for business.

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1 Two year term.

Appendix C-1

b)      Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.25, subject to adjustment hereunder (the “Exercise Price”).

c)      Mechanics of Exercise.

                                            i.                        Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.

                                          ii.                        Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

Appendix C-2

                                        iii.                        Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

                                        iv.                        No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

                                          v.                        Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                                        vi.                        Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a)                  Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Appendix C-3

b)                  Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c)                  Voluntary Adjustment By Company. The Company may, in its sole discretion, at any time during the term of this Warrant extend the term of the Warrant for up to an additional one year and reduce the then current Exercise Price, without in the sole discretion of the Company increasing the number of shares issuable upon exercise of this Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

d)                 Notice to Holder.

                                i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                              ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Appendix C-4

Section 4. Transfer of Warrant.

a)                  Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 2, of the Subscription Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date set forth above and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                 Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the transfer provisions the Subscription Agreement.

Appendix C-5

Section 5. Miscellaneous.

a)                  No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(a).

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

d)                 Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Appendix C-6

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

a)                  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

b)                  Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

c)                  Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

d)                 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

e)                  Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

f)                   Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

g)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

Appendix C-7

h)                  Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

i)                    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

j)                    Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

k)                  Restricted Shares. Holder understands and acknowledges that the Warrant Shares have not been registered under the 1933 Act for resale and Holder will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Warrant Shares unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Warrant, Holder may transfer (without restriction and without the need for an opinion of counsel) the Warrant Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of the Subscription Agreement. For the purposes of this Warrant, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NDB Energy, Inc.

By: ___________________________

Name:

Title:

Appendix C-8

NOTICE OF EXERCISE

(Series A Warrant)

To:	NDB Energy, Inc.
10777 Westheimer, Suite 1100
Houston, Texas 77042

(1)                           The undersigned hereby elects to purchase ______________Warrant Shares of the Company pursuant to the terms of the attached Series A Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

_______________________________

_______________________________

_______________________________

(3)                           Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

________________________________________________________________________

Signature of Holder

________________________________________________________________________

Name of Investing Entity

________________________________________________________________________

Signature of Authorized Signatory of Investing Entity

_________________________________________________

Name of Authorized Signatory

___________________________________________________________________

Title of Authorized Signatory:

____________________

Date

1

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.

Do not use this form to exercise the warrant.)

TO:	NDB Energy, Inc.

10777 Westheimer, Suite 1100

Houston, Texas 77042

FOR VALUE RECEIVED, [___________] all of or [____________] shares of the foregoing Series A Warrant of NDB Energy, Inc. and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: _____________, 20___

Holder’s Signature: _____________________________

Holder’s Address: _____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Series A Common Stock Purchase Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Series A Common Stock Purchase Warrant.

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